Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES SECOND QUARTER 2016 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Thursday, August 4, 2016 at

11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, August 3, 2016 – Western Asset Mortgage Capital Corporation (the “Company”) (NYSE: WMC) today reported its results for the second quarter ended June 30, 2016.

SECOND QUARTER 2016 HIGHLIGHTS

•                 $0.31 per share common dividend declared

•                 GAAP net income of $17.3 million, or $0.41 per basic and diluted share

•                 Core earnings plus drop income of $12.7 million, or $0.30 per basic and diluted share1,2

•                 2.01% annualized net interest spread on our investment portfolio1,5

•                 Constant prepayment rate on the Company’s Agency RMBS portfolio of 12.1% for the quarter

•                 $11.01 per share net book value as of June 30, 2016, net of second quarter common dividend

•                 Economic return on book value was 3.9.%1,3   for the quarter

•                 5.0x leverage as of June 30, 2016 (5.5x leverage when adjusted for net TBA position)1,4

1 Non – GAAP measure.

2   Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $1.3 million  for the three months ended June 30, 2016.

3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and divided by the beginning book value.

4  As of June 30, 2016, the net long position in TBAs was $240.0 million in notional value.

5  Includes interest-only securities accounted for as derivatives, total return swap and the cost of interest rate swaps.

MANAGEMENT COMMENTARY

“I am pleased to report that we delivered improved performance in the second quarter, generating an economic return on book value of 3.9% and higher sequential core earnings plus drop income of $12.7 million, or $0.30 per share,” said Jennifer Murphy, Chief Executive Officer of the Company. “Our second quarter dividend of $0.31 per share reflects our commitment to paying an attractive dividend based on the sustainable earnings power of the portfolio balanced with our focus on maintaining greater stability in our book value.”

Anup Agarwal, Chief Investment Officer of the Company, commented, “Despite the Brexit induced late June rally in the U.S. Treasury market, both our Agency and Non-Agency holdings increased in value over the course of the quarter. As a result, our book value increased sequentially by 1% during the quarter. We deployed slightly lower leverage on average in the second quarter, yet our core earnings plus drop income increased sequentially by approximately $3.2 million, or $0.07 per share, driven by a slightly higher weighted average yield on our portfolio and lower hedging costs.”

“Our current expectations are for ongoing, yet slow economic growth and a “lower for longer” interest rate environment in the U.S. Given these conditions, we believe that a balanced portfolio consisting of both Agency RMBs and credit-sensitive investments continues to be appropriate. We continually monitor the relative value of opportunities across the broad mortgage universe, in an effort to achieve an optimal risk-adjusted total economic return for our shareholders,” Mr. Agarwal concluded.

SECOND QUARTER 2016 RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	June 30, 2016	March 31, 2016

Net Interest Income	$21,493	$21,639

Other Income (Loss):
Realized gain (loss) on sale of investments, net	(352)	(6,055)
Other than temporary impairment	(6,356)	(10,797)
Unrealized gain (loss), net	21,510	10,769
Gain (loss) on derivative instruments, net	(14,165)	(45,170)
Other, net	234	(332)
Other Income (Loss), net	871	(51,585)

Total Expenses	5,061	6,358

Net income (loss) available to Common Stock and participating securities	$17,303	$(36,304)

Net income (loss) per Common Share – Basic/Diluted	$0.41	$(0.88)

Non-GAAP Results
Core earnings plus drop income(1)	$12,676	$9,486
Core earnings plus drop income per Common Share – Basic/Diluted	$0.30	$0.23
Weight average yield(2)	4.45%	4.26%
Effective cost of funds(3)	2.44%	2.73%
Annualized net interest spread(3)	2.01%	1.53%
Annualized constant prepayment rate (CPR)(4)	12.1%	7.1%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core earnings at the end of this press release.

(2)          Includes interest-only securities accounted for as derivatives, foreign currency swaps and total return swaps.

(3)          Includes interest-only securities accounted for as derivatives, total return swap and the cost of interest rate swaps.

(4)          Annualized CPR on Agency RMBS.

PORTFOLIO COMPOSITION

As of June 30, 2016, the Company owned an aggregate investment portfolio equaling $2.7 billion in market value. The following table sets forth additional information regarding the Company’s portfolio as of June 30, 2016:

Investment Portfolio

(dollars in thousands)

Agency	Coupon	Principal Balance	Amortized Cost	Fair Value
30-year fixed rate	3.5%	$227,007	$238,806	$240,277
	4.0%	269,046	291,531	294,134
	4.5%	343,479	367,468	383,637
	5.0%	54,192	60,780	61,767
	5.5%	2,389	2,727	2,686
	6.0%	2,461	2,732	2,863
20-year fixed rate	3.5%	135,835	142,882	145,303
	4.0%	389,784	410,509	421,802

Agency RMBS IOs and IIOs(1)	3.1%	N/A	53,159	52,690
Agency CMBS	5.1%	13,178	13,178	12,870
Agency CMBS IOs and IIOs(2)	1.2%	N/A	10,875	10,664
Total Agency	3.5%	$1,437,371	$1,594,647	$1,628,693
Non-Agency
Non-Agency RMBS	3.8%	$454,376	$315,863	$326,611
Non-Agency RMBS IOs and IIOs(3)	5.8%	N/A	63,627	88,771
Non-Agency CMBS	5.0%	498,546	414,672	381,593
Total Non-Agency	4.8%	$952,922	$794,162	$796,975

Other Securities(4)	6.4%	30,607	49,523	49,265

Residential Whole-Loans	4.8%	184,312	185,471	189,696
Securitized Commercial Loan(5)	9.0%	25,000	25,000	23,688
Total Portfolio	4.0%	$2,630,212	$2,648,803	$2,688,317

(1)          Includes $28,729 of amortized cost and $27,451 of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

(2)          Includes $9,813 of amortized cost and $9,482 of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.

(3)          Includes $2,406 of amortized cost and $3,906 of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

(4)          Other securities includes residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $22.0 million.

(5)          The $25.0 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a CMBS Securitized Trust.

PORTFOLIO FINANCING AND HEDGING

Financing

At June 30, 2016, the Company financed its portfolio with $2.3 billion of borrowings under master repurchase agreements with twenty of its twenty-eight approved counterparties, bearing fixed interest rates with maturities of six months or less. The following table sets forth additional information regarding the Company’s portfolio financing as of June 30, 2016 (dollars in thousands):

Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$1,547,407	0.75%	34
Agency CMBS	20,258	1.81%	7
Non-Agency RMBS	279,591	2.17%	32
Non-Agency CMBS	275,021	2.25%	32
Whole-Loans and securitized commercial loan	161,732	2.47%	8
Other Securities	26,710	2.71%	10
Total	$2,310,719	1.25%	31

Hedging

The Company has entered into $4.2 billion of pay-fixed interest rate swaps, excluding forward starting swaps of $1.7 billion (approximately 10.7 months forward), which have variable maturities between October 2017 and February 2044, and $4.0 billion notional value of pay-variable interest rate swaps, which have variable maturities between February 2020 and February 2045.

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of June 30, 2016:

Fixed Pay Rate Swap Transactions
(dollars in thousands)

Remaining Term to Maturity	Notional Value	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 1 year and less than 3 years	$980,900	1.1%	1.7
Greater than 3 years and less than 5 years	2,225,000	1.8%	4.4
Greater than 5 years	2,683,100	2.6%	9.4
Total	$5,889,000	2.0%	6.2

Variable Pay Rate Swap Transactions
(dollars in thousands)
Remaining Term to Maturity	Notional Value	Average Variable Pay Rate	Average Maturity (Years)
Greater than 3 year and less than 5 years	$2,265,400	0.6%	4.3
Greater than 5 years	1,753,200	0.6%	10.3
Total	$4,018,600	0.6%	6.9

DIVIDEND

On June 23, 2016, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $13.44 per share in a combination of cash and stock.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, August 4th, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the Second quarter 2016.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10089260 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through August 18, 2016 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10089260. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency RMBS, Non-Agency RMBS, CMBS, ABS, Residential and Commercial Whole-Loans and other financial assets. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands—except share and per share data)

	June 30, 2016 (Unaudited)	December 31, 2015
Assets:
Cash and cash equivalents	$33,869	$24,711
Mortgage-backed securities and other securities, at fair value ($2,469,503 and $2,777,717 pledged as collateral, at fair value, respectively)	2,474,933	2,851,127
Residential Whole-Loans, at fair value ($189,696 and $218,538 pledged as collateral, at fair value, respectively)	189,696	218,538
Securitized commercial loan, at fair value	23,688	25,000
Investment related receivable	11,598	572
Accrued interest receivable	24,292	22,621
Due from counterparties	306,070	249,563
Derivative assets, at fair value	172,962	21,915
Other assets	878	382
Total Assets (1)	$3,237,986	$3,414,429

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements, net	$2,310,719	$2,585,667
Securitized debt, at fair value	10,423	11,000
Accrued interest payable	17,211	20,431
Investment related payables	1,581	66,146
Due to counterparties	16,664	9,950
Derivative liability, at fair value	401,674	180,177
Accounts payable and accrued expenses	2,112	2,078
Payable to related party	2,901	3,019
Dividend payable	12,995	24,313
Total Liabilities (2)	2,776,280	2,902,781

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 41,919,801 shares issued and outstanding, respectively	419	419
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	-	-
Additional paid-in capital	764,230	763,283
Retained earnings (accumulated deficit)	(302,943)	(252,054)
Total Stockholders’ Equity	461,706	511,648
Total Liabilities and Stockholders’ Equity	$3,237,986	$3,414,429

See notes to unaudited consolidated financial statements.

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Balance Sheets (Continued)

(in thousands—except share and per share data)

	June 30, 2016 (Unaudited)	December 31, 2015
(1) Assets of consolidated VIEs included in the total assets above:
Residential Whole-Loans, at fair value ($189,696 and $218,538 pledged as collateral, at fair value, respectively)	$189,696	$218,538
Securitized commercial loan, at fair value	23,688	25,000
Investment related receivable	6,370	-
Accrued interest receivable	1,656	1,836
Total assets of consolidated VIEs	$221,410	$245,374

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value	$10,423	$11,000
Accrued interest payable	82	85
Accounts payable and accrued expenses	2	2
Total liabilities of consolidated VIEs	$10,507	$11,087

See notes to unaudited consolidated financial statements.

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands—except share and per share data)

	For the three months ended June 30, 2016	For the three months ended June 30, 2015	For the six months ended June 30, 2016	For the six months ended June 30, 2015

Net Interest Income
Interest income	$29,220	$41,029	$58,838	$81,835
Interest expense	7,727	6,577	15,706	12,979
Net Interest Income	21,493	34,452	43,132	68,856

Other Income (Loss)
Realized gain (loss) on sale of investments, net	(352)	4,281	(6,407)	11,749
Other than temporary impairment	(6,356)	(4,316)	(17,153)	(8,967)
Unrealized gain (loss), net	21,510	(42,849)	32,278	(14,439)
Gain (loss) on derivative instruments, net	(14,165)	13,154	(59,335)	(35,148)
Other, net	234	(611)	(98)	1,773
Other Income (Loss)	871	(30,341)	(50,715)	(45,032)

Expenses
Management fee to affiliate	2,588	2,679	5,340	5,372
Other operating expenses	183	260	621	673
General and administrative expenses
Compensation expense (including non-cash stock based compensation of $346, $781, $918 and $1,460, respectively)	649	1,176	1,386	2,149
Professional fees	1,222	1,244	3,224	2,379
Other general and administrative expenses	419	445	847	798
Total general and administrative expenses	2,290	2,865	5,457	5,326
Total Expenses	5,061	5,804	11,418	11,371

Net income (loss) available to Common Stock and participating securities	$17,303	$(1,693)	$(198,001)	$12,453

Net income (loss) per Common Share – Basic	$0.41	$(0.05)	$(0.46)	$0.29
Net income (loss) per Common Share – Diluted	$0.41	$(0.05)	$(0.46)	$0.29
Dividends Declared per Share of Common Stock	$0.31	$0.64	$0.76	$1.31

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for the three months and six ended June 30, 2016 and June 30, 2015:

(dollars in thousands)	For the three months ended June 30, 2016	For the three months ended June 30, 2015	For the six months ended June 30, 2016	For the six months ended June 30, 2015

Net Income (loss) – GAAP	$17,303	$(1,693)	$(19,001)	$12,453
Adjustments:

Investments:

Unrealized (gain) loss on investments and securitized debt	(21,510)	42,849	(32,278)	14,439
Other than temporary impairment	6,356	4,316	17,153	8,967
Realized (gain) loss on sale of investments	352	(4,281)	6,407	(11,749)
Realized (gain) loss on foreign currency transactions	638	(1,093)	117	(2,798)
Unrealized (gain) loss on foreign currency transactions	(651)	1,751	444	1,060

Derivative Instruments:

Net realized (gain) loss on derivatives	995	15,871	(25,721)	8,115
Unrealized (gain) loss on derivatives	7,572	(31,631)	72,127	24,406

Non-cash stock-based compensation expense	346	781	918	1,460
Total adjustments	(5,902)	28,563	39,167	43,900
Core Earnings – Non-GAAP Financial Measure	$11,401	$26,870	$20,166	$56,353

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.27	$0.64	$0.48	$1.35
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.27	$0.64	$0.48	$1.35

Basic weighted average common shares and participating securities	41,956,898	41,938,369	41,953,547	41,871,319
Diluted weighted average common shares and participating securities	41,956,898	41,938,369	41,953,547	41,871,319

Reconciliation of Interest Income and Effective Cost of Funds

(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three and six months ended June 30, 2016 and June 30, 2015:

(dollars in thousands)	For the three months ended June 30, 2016	For the three months ended June 30, 2015	For the six months ended June 30, 2016	For the six months ended June 30, 2015
Coupon interest income	$36,171	$54,868	$74,570	$112,548
Premium accretion, discount amortization and amortization of basis, net	(6,951)	(13,839)	(15,732)	(30,713)
Interest income	$29,220	$41,029	$58,838	$81,835

Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	$3,464	5,610	7,610	11,264
Amortization of basis (Non-GAAP Financial Measure)	(2,720)	(4,236)	(6,103)	(8,714)
Contractual interest income, net on Foreign currency swaps(1)	94	179	207	395
Contractual interest income, net on Total return swaps(1)	307	-	528	-
Subtotal	1,145	1,553	2,242	2,945
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and other derivative instruments - Non-GAAP Financial Measure	$30,365	$42,582	$61,080	$84,780

(1)                Reported in gain (loss) on derivative instruments in the Consolidated Statement of Operations.

The following tables reconcile the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the three and six months ended June 30, 2016 and June 30, 2015:

	For the three months ended June 30, 2016		For the six months ended June 30, 2016
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$7,727	1.30%	$15,706	1.32%
Net interest paid - interest rate swaps	6,743	1.14%	15,171	1.27%
Effective Borrowing Costs	$14,470	2.44%	$30,877	2.59%
Weighted average repurchase borrowings	$2,387,337		$2,401,074

	For the three months ended June 30, 2015		For the six months ended June 30, 2015
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$6,577	0.71%	$12,979	0.68%
Net interest paid - interest rate swaps	4,159	0.48%	5,572	0.31%
Effective Borrowing Costs	$10,736	1.19%	$18,551	0.99%
Weighted average repurchase borrowings	$3,633,691		$3,775,263